Exhibit 99.1

MASS MEGAWATTS WIND POWER, INC.

100 Boston Turnpike

Ste J9B#290

Shrewsbury, Massachusetts 01545

March 25,2021

NOTICE OF SPECIAL MEETING

TO MASS MEGAWATTS WIND POWER, INC. STOCKHOLDERS:

A special meeting of the stockholders of Mass Megawatts Wind Power, Inc., a Massachusetts corporation (the “Company “or “Mass Megawatts”), to be held on Thursday, May 6, 2021 at 9:00a.m. local time at Best Western Royal Plaza Hotel 181 Boston Post Road West, Marlborough, MA 01752 to discuss the majority consent notice, vote certification of majority consent and implementation requirements of the following actions;

Item and Action Number One Amending our articles of organization to change the name of Mass Megawatts Wind Power, Inc. to Mass Megawatts, Inc.

Item and Action Number Two Amending our articles of organization to increase our authorized capital stock to 300,000,000 shares of Common Stock from 133,000,000 shares of Common Stock and ratifying all action taken previously to effect such amendment and increase.

Item and Action Number Three Amending our articles of organization and related corporate bylaws granting the Board of Directors any final approval of any increase in the authorized number of shares of Common Stock as long as the authorized shares amendments to increase shares is limited to a maximum of 300,000,000 shares and also granting the authority to the Board of Directors, the timing and frequency of filing amendments to the Articles of Incorporation for any increase in the number of authorized shares. The Board of Directors is further granted the authority to determine the number of increased authorized shares in each said amendment. The authority given to the Board of Directors to increase authorized shares to a maximum of 300,000,000 is contingent upon approval by shareholders holding a majority of common stock shares of the Company, “Mass Megawatts”, increasing the authorized shares to 300,000,000. The said authority expires on December 31,2026.

The proposal has received the consent of shareholders holding a majority of the shares. We are not asking you for a proxy.

Our Board of Directors has unanimously approved on January 28,2021, and shareholders holding a majority of the shares of common stock outstanding as of January 29,2021, date of earliest signed shareholder consent (the “Record Date”), have consented in writing to each of the said three actions of amendments in separate consents with three separate independent signed documents by each shareholder giving consent to the actions. Each of the three consents are separate and independent with its own document for each consent. Everyone who was asked to sign the majority consent on each of the three items signed onto the majority consent for each said items. Such approval and consent are sufficient under Massachusetts General Corporation Law and our By-Laws to approve the Action without the need for proxies to be solicited from our Stockholders. Our Board of Directors does not intend to solicit any proxies or consents in connection with the foregoing Actions. Accordingly, the Actions will not be submitted to our other shareholders for a vote and this Information Statement is being furnished to shareholders solely to provide them with certain information concerning the Actions in accordance with the requirements of state and federal laws.

By Order of the President

/s/ Jonathan Ricker

Chairman, President, Treasurer, and Clerk

Worcester, MA

March 25, 2021

Information Statement of Mass Megawatts Wind Power, Inc.

Special Meeting of Mass Megawatts Stockholders to be held May 6,2021

NO VOTE OR OTHER ACTION OF MASS MEGAWATTS STOCKHOLDERS IS REQUIRED IN CONNECTION WITH THIS INFORMATION STATEMENT.

WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY.

This information statement contains information about a special meeting of the stockholders of Mass Megawatts Wind Power, Inc., a Massachusetts corporation (the “Company “or “Mass Megawatts”), to be held on Thursday, May 6, 2021 at 9:00 a.m. local time at Best Western Royal Plaza Hotel 181 Boston Post Road West, Marlborough, MA 01752.

The Company intends to release this information statement to our stockholders on March 26,2021 to those persons who were Mass Megawatts stockholders as of the record date of March 25,2021 (the “Record Date”). The Company’s common stock, no par value (“Common Stock”), is currently our only outstanding class of capital stock. By way of this information statement, holders of our Common Stock are being informed that the following matter will be submitted to a vote of our stockholders at the special meeting:

Amending our articles of organization to change the name of Mass Megawatts Wind Power, Inc. to Mass Megawatts, Inc.

Amending our articles of organization to increase our authorized capital stock to 300,000,000 shares of Common Stock from 133,000,000 shares of Common Stock and ratifying all action taken previously to effect such amendment and increase.

Amending our articles of organization and related corporate bylaws granting the Board of Directors any final approval of any increase in the authorized number of shares of Common Stock as long as the authorized shares amendments to increase shares is limited to a maximum of 300,000,000 shares and also granting the authority to the Board of Directors, the timing and frequency of filing amendments to the Articles of Incorporation for any increase in the number of authorized shares. The Board of Directors is further granted the authority to determine the number of increased authorized shares in each said amendment. The authority given to the Board of Directors to increase authorized shares to a maximum of 300,000,000 shares of Common Stock is contingent upon approval by shareholders holding a majority of shares of the Company, “Mass Megawatts”, increasing the authorized shares to 300,000,000. The said authority expires on December 31,2026.

The actions related to the proposals will be enacted by vote of majority consent at the special meeting on May 6, 2021, or as soon thereafter as possible. We are not asking you for a proxy.

Our Board of Directors has unanimously approved, and individual investors who together own a total of 60,188,000 shares (50.83%) of the 118,400,292 shares of Common Stock outstanding as of January 29,2021 (the “Record Date”) have consented in writing and signed to each of the three separate Actions for Majority Consent. Each of the three consents are separate and independent with each consent having its own signed document for each written consent. Everyone who was asked to sign the majority consent signed onto the majority consent of each said Actions. Such approval and consent are sufficient under Massachusetts General Corporation Law and our By-Laws to approve the Action without the need for proxies to be solicited from our Stockholders. Our Board of Directors does not intend to solicit any proxies or consents in connection with the foregoing Action. Accordingly, the Action will not be submitted to our other shareholders for a vote and this Information Statement is being furnished to shareholders solely to provide them with certain information concerning the Action in accordance with the requirements of state and federal laws.

Dissenter’s Rights of Appraisal

Under Massachusetts law, our dissenting stockholders are not entitled to dissenter’s appraisal rights with respect to the proposed amendments to our articles of organization.

Majority Consent Action Number One

Changing the Name of the Company

Since the majority of our business has been involved with solar energy related activity since 2014, we believe that changing our name from Mass Megawatts Wind Power, Inc. to Mass Megawatts, Inc. is a reasonable action to more accurately reflect the business of the Company in recent years. At the same time, the Company will continue with wind power activities while most of our business will be primarily with solar power.

Majority Consent Action Number Two

Authorization of Additional Shares of Common Stock

An amendment to the Company’s articles of organization increasing our authorized Common Stock to 300,000,000 shares from 133,000,000 shares will enable us to have sufficient shares of Common Stock available for issuance. The principal purpose of the proposed amendment to our Articles of Incorporation is to authorize additional shares of common stock, which will be available in the event the Board of Directors determines that it is necessary or appropriate to permit future stock splits in the form of stock dividends, to raise additional capital through the sale of equity securities, to acquire another company or its assets, to establish strategic relationships with corporate partners, to provide equity incentives to employees and officers or for other corporate purposes. The availability of additional shares of common stock is particularly important if the Board of Directors needs to undertake any of the foregoing actions on an expedited basis and thus to avoid the time and expense of seeking stockholder approval in connection with the contemplated issuance of common stock.

There are no present plans to issue any of the newly authorized shares for any purpose, including financing related activity and/or future acquisitions except for raising some funds from time to time through the issuance of common stock to maintain sufficient working capital needed to continue the operations of the Company until sufficient sales can produce the cash for the Company’s maintenance and growth.

The increase in authorized common stock will not have any immediate effect on the rights of existing stockholders. However, the Board will have the authority to issue authorized common stock without requiring future stockholder approval of such issuances, except as may be required by applicable law. To the extent that additional authorized shares are issued in the future, each new issuance will decrease the existing stockholders’ percentage equity ownership and would be dilutive to the existing stockholders unless the issuance is on a pro rata basis to existing shareholders. The Company does not have current plans to issue shares that would not be dilutive on a pro rata basis to the existing shareholders. Examples of a pro rata basis issuance are stock dividends or stock splits.

The newly authorized shares of Common Stock will have the same rights and privileges as the presently authorized shares of our Common Stock. Our Common Stock does not entitle any holder to any dividend or preemption rights.

There can be no assurance as to the amount of consideration the Company would receive from any issuance of additional shares of our Common Stock nor can there be any assurance of what effect, if any, the proposed increase in the authorized shares of our Common Stock and any subsequent issuance will have on the market price of our Common Stock.

Since the number of authorized shares of our Common Stock will be increased to 300,000,000, the issuance in the future of such authorized shares may have the effect of diluting the earnings per share and book value per share, as well as the stock ownership and voting rights, of the currently outstanding shares of Common Stock.

Release No. 34-15230 of the staff of the Securities and Exchange Commission requires disclosure and discussion of the effects of any shareholder proposal that may be used as an anti-takeover device. However, the proposed increased in the authorized common stock is not the result of any such specific effort; rather, as indicated above, the purpose of the increase in the authorized common stock is to provide the Company’s management with the ability to issue shares for future acquisition, financing and operational possibilities, and not to construct or enable any anti-takeover defense or mechanism on behalf of the Company. While it is possible that management could use the additional shares to resist or frustrate a third-party transaction providing an above-market premium that is favored by a majority of the independent stockholders, the Company has no intent or plan to employ the additional unissued authorized shares as an anti-takeover device. Consequently, the increase in authorized common stock may make it more difficult for, prevent or deter a third party from acquiring control of the Company or changing its board of directors and management, as well as inhibit fluctuations in the market price of the Company’s shares that could result from actual or rumored takeover attempts. The Company currently has no such provisions in any of its governing documents.

As summarized below, provisions of the Company’s certificate of incorporation and by-laws and applicable provisions of the Massachusetts General Corporation Law may have anti-takeover effects, making it more difficult for or preventing a third party from acquiring control of the Company or changing its board of directors and management. These provisions may also have the effect of deterring hostile takeovers or delaying changes in the Company’s control or in its management.

Majority Consent Action Number Three

Granting Board of Directors Procedures Related to the Timing and Quantities of each Increase of Authorized Shares with the Maximum Amount Being Authorized by Shareholders Holding a Majority of Shares.

This action allows the Company to avoid any reasonable difficulty regarding the payment of taxes on the increase of authorized shares. If the company were required to pay the entire amount of taxes based of $1000 per million increase of authorized shares all at once, the taxes would amount to $167,000 based of an increase of authorized shares from 133 million shares to 300 million shares. This procedure has a positive impact on the day-to-day cash requirements of the Company when the taxes can be paid in several installments.

Miscellaneous

The Company requests brokers, custodians, nominees and fiduciaries to forward this information statement to the beneficial owners of the Company’s Common Stock and the Company will, upon request, reimburse such holders for their reasonable expenses in connection therewith.

Conclusion

This information statement is intended to provide our stockholders with the information required by the state and federal laws including related rules and regulations.

Approval of the proposed amendments is not required, and your vote is not being solicited in connection with these actions.

WE ARE NOT ASKING FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY, THE ATTACHED MATERIAL IS FOR INFORMATIONAL PURPOSES ONLY.

As of the date of this Information Statement, management does not intend to present any other items of business and other than the three items described above.

By Order of the Board of Directors,

/s/ Jonathan Ricker
March 25, 2021	Chairman